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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of OEC Compression Corporation, (formerly Equity Compression Services Corporation, formerly Hawkins Energy Corporation, the "Company") on Form S-8 (File Nos. 33-74640 and 333-23925) of our report dated March 30, 1998 on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-KSB.

                                          COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
April 14, 1998